EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS



BarPoint.com, Inc.


We hereby consent to the inclusion in this Amendment No. 1 to the Registration Statement of BarPoint.com, Inc. on Form S-1 of our report dated December 15, 1999, for the year ended September 30, 1999. We also consent to the reference to our Firm under the caption "Experts" in such Registration Statement.



/S/ MARKS PANETH & SHRON
-----------------------------
Marks Paneth & Shron LLP

(Formerly Marks Shron & Company LLP)
Certified Public Accountants



Great Neck, New York
August 4, 2000